Exhibit 10

Between MOLINOS NACIONALES, C.A. (MONACA), a corporation domiciled in Puerto Cabello, Carabobo State, originally registered in the Mercantile Registry of the First District on May 25, 1956, under No. 30, Volume 16-A, subsequently registered, due to the change of its domicile to the city of Puerto Cabello, in the Mercantile Registry of the Judicial District of the State of Carabobo on September 1, 1975, under No. 35, Volume 8-C and due to restatement of its Charter/By-laws, registered in the Third Mercantile Registry of the same District on January 7, 1988, under No. 31, Volume 12-A, hereinafter referred to as MONACA, represented in this act by Edgardo Rodriguez, of legal age, of this domicile, and bearer of Identity Card No. 82.216.864, who acts duly authorized by MONACA, according to Resolution of the Board of Directors of MONACA No. 220, dated June 12, 1998, on the one hand; and on the other, FIDIAS ROBUSTE, of legal age, domiciled in Caracas, Venezuela, and bearer of Identity Card No. 14.300.736, hereinafter referred to as THE EMPLOYEE, it has been agreed to enter into a labor settlement contained in the following clauses:
FIRST: THE EMPLOYEE declares that he rendered services to MONACA from May 15, 1974, to June 15, 1998, date on which the individual employment contract was terminated by virtue of the resignation submitted by THE EMPLOYEE from his position as President of MONACA. THE EMPLOYEE also declares that on the date of termination of the labor relationship he earned a monthly basic salary of US$ 12,692.00 equivalent, for the purposes established in Article 95 of the Law of the Venezuelan Central Bank to Bs. 6,815,604.00. THE EMPLOYEE considers that the cost-of-living bonus that he monthly received from the Company and which equals a monthly amount of US$ 1,934.47 equivalent, for the purposes established in Article 95 of the Law of the Venezuelan Central Bank to Bs. 1,040,744.80, must be added to the said salary, as well as the value of the vehicle assigned to him by MONACA; also, a twelfth part of the annual incentive bonus and of the vacation bonus and a third part of the benefits paid by MONACA for the fiscal year which began on March 1, 1998, and will end on February 28, 1999, all of which equals a daily amount of US$ 140,49 equivalent, for the purposes established in
Article 95 of the Law of the Venezuelan Central Bank to Bs. 75,728.93 must be added to said salary. Likewise, THE EMPLOYEE considers that the value of the cellular phone assigned to him by MONACA for his personal use must be added to said salary, as well as the maintenance fees which MONACA paid in order for THE EMPLOYEE to enjoy the shares of membership of Club Valle Arriba and Club Puerto Azul; the value representing the right of THE EMPLOYEE to be included in the International Multifoods Corporation's stock option plan; the value of the contributions made by MONACA to the retirement plan to which THE EMPLOYEE is entitled, and the value of the payments effected by MONACA in order for THE EMPLOYEE to be affiliated to a life insurance policy and a health insurance policy. Based on the salary thus determined, THE EMPLOYEE considers that the following benefits appertain to him by virtue of the termination of the labor relationship: 55 days of salary on account of seniority from June 19, 1997 to June 15, 1998, pursuant to Article 108 of the prevailing Organic Labor Law, THE EMPLOYEE expressly declares to have received to his satisfaction the payment, with its corresponding interest, on account of the items contained in letters a) and b) of Article 666 of the Organic Labor Law, 5 days of salary on account of split vacations, pursuant to Article 225 of the Organic Labor Law. In addition, THE EMPLOYEE claims payment of 245 days of salary on account of annual vacations pending as of the date of termination of the labor relationship, corresponding to years 1994-1995; 1995-1996; 1996-1997; and 1997-1998, as well as the payment of the annual incentive bonus of the benefits in proportion to the services rendered during the current fiscal year of MONACA. THE EMPLOYEE claims calculation of double payment of his termination benefits from the date when he began rendering services to MONACA to the effective date of termination of his labor relationship, that is to say, in addition to the seniority payment to which Article 108 of the repealed Organic Labor Law referred, the double of said benefit and the corresponding notice, as if termination of his employment contract had been a consequence of a dismissal according to the provisions of
Article 125 of the repealed Organic Labor Law which was modified on June 19, 1997, since THE EMPLOYEE states that such is the policy governing MONACA and that he was assured that it would be applied upon termination of his employment contract. Finally, THE EMPLOYEE claims payment of the benefits to which he is entitled according to the Retirement Plan of MONACA, given that THE EMPLOYEE states that he is entitled thereto by reason of his time of service and age, requiring that his benefit be paid as a lump-sum.
SECOND: MONACA does not accept in full the claims of THE EMPLOYEE stated in Clause First hereof due to the following reasons: the amounts received by THE EMPLOYEE on account of the use of the cellular phone are not part of the salary of THE EMPLOYEE, given that the use of the same was assigned to THE EMPLOYEE for the functions inherent in his work and not for his personal use; also, the amounts paid by MONACA in order for THE EMPLOYEE to be affiliated to a life insurance policy and a health insurance policy are not part of the salary, since such amounts were not a remuneration of the services rendered by THE EMPLOYEE to MONACA, but an extraordinary benefit for the cases of illness or death of THE EMPLOYEE; the maintenance fees paid by MONACA in order for THE EMPLOYEE to enjoy the shares of membership of Club Valle Arriba and Club Puerto Azul are not part of the salary, since such maintenance fees were paid by MONACA in order for THE EMPLOYEE to have access to entertainment places consistent with his managerial status, outside work hours and they were not paid as a consideration for the services that THE EMPLOYEE rendered to MONACA; the value of THE EMPLOYEE's right to be included in the International Multifoods Corporation's stock option plan is not part of the salary, firstly, since said benefit was granted to THE EMPLOYEE by a legal person other than MONACA, and which was not his employer, and secondly, because the possible benefit to be derived from such stock option plan is the possibility of selling the shares that THE EMPLOYEE might have bought according to the conditions of the plan at a higher price, which would result in a commercial profit for THE EMPLOYEE; the value of the contributions made by MONACA to the retirement plan to which THE EMPLOYEE is entitled is not part of the salary, since such contributions were not delivered to THE EMPLOYEE, he might not dispose of the same, and said contributions were not a remuneration for the services rendered by THE EMPLOYEE. The purpose of said contributions was to form the sufficient reserves for the payment of the indemnification provided for in the pension fund that THE EMPLOYEE was to receive upon the effective termination of the labor relationship and not during the same. Finally, the cost-of-living bonus monthly paid by MONACA to THE EMPLOYEE is not part of the salary of THE EMPLOYEE, given that said bonus is not a remuneration of the services rendered by THE EMPLOYEE to MONACA. The purpose of said bonus was to offer THE EMPLOYEE access to a living standard consistent with that which MONACA deems that its executives must enjoy. Likewise, MONACA rejects that THE EMPLOYEE is entitled to the calculation of his termination benefits as if he had been unjustifiably dismissed, given that THE EMPLOYEE was an employee of direction and, as such, excluded from the scope of application of the provisions on job security of the Organic Labor Law and, moreover, given that MONACA does not have any policy establishing said right for its employees, and if there had existed one, the same has been fully repealed by virtue of the modification of the Organic Labor Law in relation to the system of termination benefits. It must be stated that THE EMPLOYEE accepted to be governed by the new system of termination benefits when he received the full payment on account of seniority until June 19, 1997, and of the transfer bonus. Therefore, THE EMPLOYEE may not claim now the application of provisions of the repealed system of termination benefits in addition to those of the new system. MONACA rejects that THE EMPLOYEE is entitled to payment of the annual incentive bonus of 1998, since the annual incentive bonus is granted only for services rendered by any employee during the whole fiscal year of MONACA, which is not the case of THE EMPLOYEE, who, consequently, is not entitled to receive any annual incentive bonus in proportion to the services rendered during the current fiscal year of MONACA. Finally, MONACA rejects to owe any moneys on account of seniority pay in accordance with Article 108 of the Organic Labor Law, nor on account of interest on the same, since the amounts caused on such account have been deposited by MONACA in THE EMPLOYEE'S trust account with Banco Provincial, by virtue of the trust agreement entered into between THE EMPLOYEE and said banking institution which, in consequence, is the sole responsible entity for the payment of said benefits and interest. Therefore, MONACA owes nothing to THE EMPLOYEE on said account.
THIRD: Notwithstanding the foregoing, the parties, in order to avoid any litigation between them, as well as the possible institution of a judicial proceeding with all the costs, attorney fees, delays, damages and losses that the same might cause to them, agree to enter into the following settlement: MONACA agrees to pay THE EMPLOYEE, for any and all items claimed by the same in Clause First hereof, the amount of NINE HUNDRED NINETY-EIGHT THOUSAND ONE HUNDRED FORTY-EIGHT DOLLARS AND FIFTEEN CENTS OF THE UNITED STATES OF AMERICA (US$ 998,148.15), which for the purposes established in Article 95 of the Law of the Venezuelan Central Bank is equivalent to the amount of Bs. 536,005,556.55, and which shall be transferred, following THE EMPLOYEE's instructions, to account No. 125767306 with Santander Global Bank, Miami office and the amount of THIRTY-ONE MILLION TWO HUNDRED THIRTY-TWO THOUSAND EIGHT HUNDRED FORTY-NINE BOLIVARS AND TWENTY-EIGHT CENTS (Bs. 31,232,849.28), from which sum the following amounts must be deducted: Bs. 527,049.00, on account of 1998-1999 vehicle insurance policy, Bs. 1,802,737.35, on account of Income Tax, and Bs. 1,100,537.00 which is the price agreed by MONACA to sell to THE EMPLOYEE a Century vehicle, year 1993. Such sale shall be performed through a separate document. Therefore, a net amount remains in favor of THE EMPLOYEE of Bs. 27,802,525.93, which is paid to THE EMPLOYEE as follows: Bs. 15,435,583.00, by means of a set-off of the credits which for the same amount MONACA granted to THE EMPLOYEE for the acquisition of shares of membership of Valle Arriba Golf Club and Puerto Azul Club and the balance, that is to say, Bs. 12,366,942.93, by means of a transfer, following instructions from THE EMPLOYEE, to current account No. 301-26886-U with Banco Provincial. Finally, MONACA agrees to grant THE EMPLOYEE as a part of this settlement the following benefits: 1) MONACA agrees to pay fifty percent (50%) of the value of a premium of a basic medical expenses policy which covers THE EMPLOYEE for the rest of his life, for up to the amount of Bs. 2,000,000.00 of coverage per year, with an excess coverage for up to a maximum of US$50,000.00, which for the purposes established in Article 95 of the Law of the Venezuelan Central Bank is equivalent to the amount of Bs. 27,000,000.00 always provided that THE EMPLOYEE pays the remaining fifty percent (50%) of the value of said premium; 2) MONACA will continue to pay the total value of the premium of the life insurance policy of THE EMPLOYEE for up to the amount of Bs. 5,000,000.00 of coverage; 3) MONACA binds itself to pay the airplane ticket, hotel and other reasonable expenses incurred by THE EMPLOYEE on account of one (1) trip from Caracas to Minneapolis, Minnesota, United States of America and the corresponding trip back of THE EMPLOYEE, who will travel within a period of twelve months as from June 15, 1998; and 4) MONACA will pay the cost of two (2) executive medical examination for THE EMPLOYEE at the Mayo Clinic located in Jacksonville, Florida, United States of America, as well as the expenses corresponding to the Caracas-Jacksonville airplane tickets to be acquired so that THE EMPLOYEE may travel to undergo such examinations. THE EMPLOYEE may undergo said examinations at any time of his life.
FOURTH: The parties declare to be mutually satisfied with this settlement and they declare that they have nothing to claim for any matter derived or not from this settlement or from the labor relationship existing between them until June 15, 1998. They agree that this settlement will have the effect of the matter decided, in order to which said parties will attend the Labor Inspector's Office of the corresponding jurisdiction, so that said Office may issue its approval, pursuant to the provision of Article 3 of the Organic Labor Law.
FIFTH: THE EMPLOYEE declares that no other claims will be made to MONACA or to any other company, subsidiary or affiliate of MOLINOS NACIONALES C.A. or of INTERNATIONAL MULTIFOODS CORPORATION, or to any subsidiary or affiliate of said companies, since this document constitutes a total and final release of any possible obligations that said companies may have had with THE EMPLOYEE as of the date hereof. This Agreement is signed in four (4) counterparts in Caracas, on the fifteenth day in the month of June, Nineteen Hundred Ninety-Eight.


                                             /s/  Edgardo Rodriguez


                                            /s/  Fidias Robuste


REPUBLIC OF VENEZUELA. THIRD NOTARY PUBLIC'S OFFICE OF THE MUNICIPALITY OF CHACAO OF MIRANDA STATE, formerly Seventh Notary Public's Office of Chacao, Los Palos Grandes, June 15, Nineteen Hundred and Ninety-Eight, 188 degrees and 139 degrees. The foregoing document drawn up by lawyer OSCAR J. TORRES, registered in the Inpreabogado under No. 20.487 was presented to be authenticated and returned, as per form No. 89762, dated 06-15-1998. The parties executing the document being present, they stated that their names were EDGARDO RODRIGUEZ AND FIDIAS ROBUSTE VENTURA, of legal age, holders of Identity Cards Nos.
82.216.864 and 14.300.736, both divorced, an American and a Venezuelan, domiciled in Caracas, respectively. The document having been read to them and compared to its copies before the Notary, they stated: "IT'S CONTENT IS TRUE AND OURS THE SIGNATURES THAT APPEAR AT THE BOTTOM THEREOF". The Notary, by virtue whereof, declares it authenticated in the presence of witnesses JUAN CARLOS ARAQUE and ALEXANDRA MILANO, holders of Identity Card Nos. 12.112.219 and 6.902.079 and the document was recorded under No. 70, Volume 92 of the Books of Authentication kept by this Notary Public's Office. The Notary certifies that she saw the Charter of MOLINOS NACIONALES C.A., registered in the Mercantile Registry of the First District of Puerto Cabello, Carabobo State, on 05-25-1956, under No. 30, Volume 16-A and resolution of the Board of Directors of MONACA, No. 220, dated 06-12-1998. According to Article 35 of the Law on Fiscal Stamps, the corresponding fiscal stamps were invalidated in the original counterpart. The Notary Public's Office was convened at Centro Colgate, piso 4, Los Ruices, at 4:30.

THE NOTARY

  Dr. Isabel Aleala Perdomo
Third Notary Public of the Municipality
            of Chacao
                                              THE EXECUTING PARTIES
THE WITNESSES